FULUCAI PRODUCTIONS LTD.

Management Discussion and Analysis

For the three months ended July 31, 2012 and 2011

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

INTRODUCTION

The following Management’s Discussion and Analysis (“MD&A”) of Fulucai Productions Ltd. (“Fulucai” or the “Company”) is intended to assist in the understanding of the trends and significant changes in the Company's financial condition and results of operations for the three months ended July 31, 2012 and 2011. It should be read in conjunction with the unaudited financial statements including the notes thereto for the three months ended July 31, 2012 and 2011 and the audited financial statements including the notes thereto for the years ended April 30, 2012 and 2011.

The following information has been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) unless otherwise indicated.

Forward Looking Statements

This MD&A may contain “forward-looking statements”.  Forward-looking statements include but are not limited to, statements regarding management’s expectations, future anticipated programs and the timing thereof, and business and financing plans. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are statements which by their nature refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, the Company’s ability to acquire, develop and operate solar parks in order to continue its projected growth, to raise the necessary capital t undertake its plans or to be fully able to implement its business strategies.

Historical results of operations and trends that may be inferred from this MD&A may not necessarily indicate future results from operations. In particular, the current state of the global securities markets may cause significant reductions in the price of the Company’s securities and render it difficult or impossible for the Company to raise the funds necessary to continue operations.

All of the Company's public disclosure filings, including its most recent management information circular, material change reports, press releases and other information, may be accessed via www.sec.gov and by viewing the Company’s Issuer Profile on SEDAR at www.sedar.com. Readers are urged to review these materials.

DATE

This MD&A has been prepared by management as of September 19, 2012, and reflects information available as at September 19, 2012.

OVERVIEW OF THE BUSINESS

Fulucai Productions Ltd. was incorporated on March 26, 2010 under the laws of the State of Nevada and is referenced herein as either "Fulucai", "the Company", "we", "us" or "our".  We are a development stage independent concept developer in the field of television and motion pictures having our principal office located at161 Silverado Ponds Way S.W., Calgary, AB T2X 0B7. Our phone number is (403) 630-4319.Our website is at www.fulucai.tv.

Currently, we are a television and movie production company.   Our initial plan of operation was to develop reality-based show concepts for sale to television and Internet production interests.  This planned development was expected to include the production of “trailers”. Trailers are short videos that demonstrate the concept to potential buyers.   We developed our first reality show, however, we were unable to find a buyer and we determined to undertake production of a full-length feature film, “Inevitable” which was completed as of May 20, 2012 for approximately $11,000.

On March 28, 2011, the Company and Octacation Productions Ltd. (“Octacation”) entered into a Development Agreement under which the Company was to provide video production and post-production services for the development of a marketing video for Octacation’s movie, “Smack in the Middle of Nowhere”.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

Under the terms of the Agreement, the Company was to provide video production and post-production services, voice acquisition and mixing, sound effects, non-union actors, craft services, direction, and editing. Any and all other services, including music, are considered extras and billed on a cost-plus-20% basis.  During May, 2011, Octacation experienced a disruption in its operations due to a situation where it could not access its funds in order to progress the contract with the Company and on May 31, 2011 due to a lack of available funding Octacation terminated its agreement with the Company.

On October 14, 2011, the Company and its President at the time, James Durward, entered into a Royalty Agreement whereby the Company acquired all rights to the intellectual property known as “All the Wrong Reasons” as registered with the Writer’s Guild of America Registration Number 1533357 (the “Production”).  Mr. Durward will receive a 20% gross overriding royalty on any and all worldwide revenues generated by, or derived from, the production. The production was re-named “Inevitable” and is referred to previously in this section.

In the spring of 2012 the Company began to investigate further opportunities to expand its area of focus into new projects.  On April 4, 2012, the Company and SFT Diversified Global LLC (“SFT”) entered into an Assignment Agreement (the “Agreement”) whereby SFT assigned all rights and interest in an option agreement between SFT and Orion Oil & Gas Properties, a Texas General Partnership (the “Option”). Under the terms of the Option, the Company acquired the rights to acquire certain surface and sub-surface mineral rights, including but not limited to natural gas and oil mineral rights being, lying and situated in the Counties of Cherokee, DeKalb, Etowah, Jackson and Marshall, in the State of Alabama, subject to an initial deposit for the Option of $1,000,000.  The Company was unable to raise the funds required under the Option and on May 31, 2012, the Agreement was in default and the Company determined in early June 2012 not to pursue the Option.

On June 29, 2012, we finalized negotiations with Equine Venture Group, Inc. (“Equine”) and entered into an acquisition agreement with Equine and Equine’s sole shareholder, Jennifer Serek (“Serek”) to acquire all of the issued and outstanding shares of Equine.  The transaction with Equine was not completed.

On July 27, 2012, Mr. James Durward and Mr. Gordon Rix resigned as officers and directors of the Company. Ms. Jennifer Serek was appointed the sole officer and director of the Company.

During the summer of 2012, the Company also submitted the Production (referenced above) to a variety of film festivals world-wide in an attempt to have it picked up for distribution.

The Company intends to continue to pursue its original business plan, and to continue to review other potential acquisitions; however, the loss of James Durward and Gordon Rix as directors and officers may make it more difficult for the Company to progress its currently planned business.

In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Subsequent Events

On September 5, 2012, Ms. Jennifer Serek resigned as President, Chief Executive Officer and Treasurer of the Company.  On September 5 2012, the Board of Directors appointed John Carl Anderson the President, Chief Executive Officer Treasurer and a Director of the Company. On September 17, 2012, Mr. John Carl Anderson, resigned as President, Chief Executive Officer, Treasurer and a Director of the Company and Mr. John Demoleas was appointed President, Chief Executive Officer, Treasurer and a Director of the Company.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

SELECTED ANNUAL INFORMATION

The following table contains a summary of our financial results for the fiscal years ended April 30, 2012, 2011 and 2010:

Annual Information April 30,	2012	2011	2010

Revenue	$15,750	$-	$-
Operating expenses	$74,345	$56,992	$4,250
Net loss for the Year	$(58,595)	$(56,992)	$(4,250)
Loss per Share – basic and diluted	$(0.00)	$(0.00)	$(0.00)
Total Assets	$17,407	$75,743	$22,750
Total long-term financial liabilities	$-	$-	$-

For discussion of the factors affecting the Company’s losses see “Results of Operations” and “Summary of Quarterly Results” below. For discussion of the factors affecting the Statement of Financial Position see “Results of Operations”: and “Liquidity and Capital Resources” below.

Results of operations

Our operating results for the fiscal years ended April 30, 2012 and 2011 are described below.

Revenues

We  have earned $15,750 in revenue since our inception.   At the present time, we do not have sufficient funds to be able to progress our business plan either in the current business or for the new acquisition which is expected to generate substantial revenues in year two of operations, however, there can be no assurance that this will occur. There can be no assurance that we will continue to generate revenues from either the new business planned for acquisition or our current business.

Expenses

Our net loss for the fiscal year ended April 30, 2012 was $58,595 as compared to $56,992 for fiscal 2011, of which $35,513 ($15,914 – 2011) was paid for professional fees, including legal, audit and the costs of the preparation of the registration statement, $8,000 ($25,880 – 2011) was paid for video production and $16,931 ($14,295  – 2011) for general office expense including telephone, website development and promotion expenses related to our video production.  We paid a total of $7,000 in consulting fees to Mr. Durward during the fiscal year ended April 30, 2012 as compared to no fees paid during fiscal 2011.

For the fiscal year ended April 30, 2012 the Company incurred operating losses of $58,595 (2011 - $56,992).  Professional expenses increased from $15,914 (2011) to $35,513 (2012) primarily due to fees associated with audit services  and legal fees and including a fee paid to legal to progress the Company’s DTC eligibility. Administrative expenses increased minimally from $14,295 (2011) to $16,931 (2012) as the Company incurred increased costs related to XBRL regulatory filing costs during the current year.  Depreciation and amortization expenses were $6,901 for fiscal year 2012 as compared to $903 for fiscal 2011 due to the depreciation on purchased video equipment. During fiscal 2011 the Company recorded video production expenses related to development of its show The Real Deal and its associated website of $25,880 as compared to video production charges of $8,000 during fiscal 2012.   Consulting fees were paid in relation to video production to Mr. Durward during fiscal 2012 with no similar charges in the prior fiscal year.

Net losses for the two completed fiscal years did not increase substantially as they were $58,595 (2012) and $56,992 (2011).

Basic and diluted losses per share for the respective fiscal periods ended April 30, 2012 and April 30, 2011 was ($0.00).

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

SUMMARY OF QUARTERLY RESULTS

	July 31, 12	Apr 30, 12	Jan 31,12	Oct 31,11
	Q1	Q4	Q3	Q2
Revenue		-	-	-
Operating expenses
Depreciation	1,874	1,860	1,822	1,647
Professional expenses	10,757	3,442	3,564	21,703
Video productioin	-	-	5,000	3,000
General and administration	6,484	5,211	4,719	5,060
Total operation expenses	19,115	10,513	15,105	31,410
Net loss for the period	(19,115)	(10,513)	(15,105)	(31,410)
Loss per Share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)
Total Assets	21,566	17,407	18,978	34,133
Total long-term financial liabilities	-	-	-	-

	July 31, 11	Apr 30, 11	Jan 31,11	Oct 31,10
	Q1	Q4	Q3	Q2
Revenue	15,750	-	-	-
Operating expenses
Depreciation	1,572	542	361	-
Professional expenses	6,804	7,117	3,577	2,220
Video production	-	-	23,096	-
Consulting fees	7,000	-	-	-
General and administration	1,941	7,450	4,635	25
Total operating expenses	17,317	15,109	31,669	2,245
Net loss for the period	(1,567)	(15,109)	(31,669)	(2,245)
Loss per Share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)
Total Assets	74,854	75,743	71,307	16,536
Total long-term financial liabilities	-	-	-	-

Discussion of Quarterly Results

Quarter over quarter operating results reflect relatively consistent quarterly expenditures for general and administrative expenses, management fees, professional fees and depreciation costs, with the following extraordinary items:

-	Video production costs during the three month periods ended January 31, 2011, October 31, 2011 and January 31, 2012 totaled $23,096, $3,000 and $5,000 respectively
-	The Company incurred consulting fees in the three month period ended July 31, 2011 totalling $7,000.
-	The Company incurred substantially increased professional fees during the quarter ended October 31, 2011 as we made application for DTC eligibility.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

Three months ended July 31, 2012 compared to the three months ended July 31, 2011

Revenue

During the three month period ended July 31, 2012 we did not earn any revenue as compared to revenue earned of $15,750 during the comparable three month period ended July 31, 2011.  We do not anticipate earning additional revenues until such time as we have obtained successful results including but not limited to completing our current movie project or developing an interest for our reality show concept and entering into distribution agreements to successfully market and distribute our projects or from the training and re-selling of show horses should we complete the Equine acquisition.  It is unlikely that we will generate any revenue from any of our current projects in the immediate future.

Expenses

Our net loss, the entire amount of which is all related to operating losses, for the three month period ended July 31, 2012 was ($19,115) as compared to a net loss of ($1,567) for the three month period ended July 31,  2011, $1,874 for the three months ended July 31, 2012 was depreciation as compared to  $1,572 for depreciation for the three months ended July 31, 2011,  $10,757 ($6,804 – 2011) was paid for professional fees, including legal and audit, and $6,484 ($1,941 – 2011)  for general office expenses, offset by a reduction in  consulting fees  to nil  from $7,000 (2011)  . Our losses for the three months ended   July 31, 2011 were further offset by revenue of $15,750 as compared to no revenue for the comparable period ended July 31, 2012.

Basic and diluted losses per share for the respective three month periods ended July 31, 2012 and July 31, 2011 was ($0.00).

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2012, we had total assets of $21,566 ($17,407 as at April 30, 2012) comprised of $8,751 in cash and $12,815 in fixed assets, being equipment and software. This reflects an increase of $4,159 in the value of our total assets from $17,407 on April 30, 2012. The increase in assets is due to cash advances made from a shareholder. As of July 31, 2012, our total liabilities increased to $43,518 from $20,244 as of April 30, 2012 due to an increase in accounts payable, accounts payable- related-party and loan payable – related parties.   During the three months ended July 31, 2012 we did not generate any revenues as compared to the three months ended July 31, 2011 when we generated $15,750 in revenues due to a production contract for our services.

We do not have sufficient working capital to satisfy our cash requirements for the next twelve months of operations. We are in transition on a current acquisition which we hope to close by September 30, 2012.   Should that acquisition close then the Company anticipates it will require a minimum of $3,000,000 to effect the business plan which is the buying, training and reselling of competitive jumping and show horses. Should this acquisition close the new management is planning to undertake a $3,000,000 equity funding. There can be no assurance they will be successful in raising any funds under the planned funding.

Management has determined it may also continue with our movie production business for a period of time as there may be value in being able to produce video production on our jumping and show horses.  We anticipate we will require a minimum of $250,000 to be expended on our ongoing operations for video production and filming, bringing total funds required to $3,250,000 for the twelve months, after taking into account the capital needs for both of our businesses. We do not have sufficient funds for the next twelve months of operations. We will be required to raise additional capital to continue operations. There can be no assurance that we will be able to raise any funds on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we may be forced to cease the operation of the business. We currently do not have any negotiated funding available. It is unsure as to how we will raise the required funds to continue our current business.

Going Concern

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon achieving success in our television development efforts and ultimately having a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

DISCLOSURE OF OUTSTANDING SHARE DATA

The Company has 200,000,000 shares of common stock authorized with a par value of $0.0001. As at July 31, 2012 and September 19, 2012, the Company had 90,000,000 shares issued and outstanding.

TRANSACTIONS BETWEEN RELATED PARTIES

During the three month period ended July 31, 2011, the Company received invoices from Mr. Durward, a director and officer of the Company, totaling the amount of $5,700 (2010- $4,894) for costs related to video production, equipment and general administration expenses paid by Mr. Durward on behalf of the Company. Further he invoiced the Company $7,000 for consulting services. A total of $12,700 remained due and payable to Mr. Durward at July 31, 2011.

The Company entered into a Service Agreement with Octacation Productions Ltd. to provide video production and post-production services (the “Services”) for the development of a marketing video (the “Trailer”) for Octacation’s movie, “Smack in the Middle of Nowhere”.   Mr. Gordon Rix, a director and officer of the Company licensed the rights to “Smack in the Middle of Nowhere to Octacation Productions Ltd.  Please refer to Note 5 – Service Agreement for further details.  Further to this Service Agreement, Mr. James Durward, an officer and director of the Company made a loan to Octacation Productions Ltd. in the amount of $20,000 of which $15,750 was paid to FuLuCai pursuant to the terms of the Service Agreement.  The Service Agreement was cancelled on May 31, 2011.

On October 14, 2011, the Company and its then President, James Durward, entered into a Royalty Agreement whereby the Company has acquired all rights (“Rights”) to the intellectual property known as “All the Wrong Reasons” as registered with the Writer’s Guild of America Registration Number 1533357 (the “Production”). Mr. Durward will receive a 20% gross overriding royalty on any and all worldwide revenues generated by, or derived from, the Production. Please refer to Note 3 - Acquisition of Media Rights for further details.

Mr. Durward and Mr. Rix, both of whom are the former directors and officers of the Company hold gross overriding royalties on all revenues generated by the Company’s Properties. Please refer to Note 3 - Acquisition of Media Rights for further details.

During the three month period ended July 31, 2012, the Company received invoices from Mr. Durward, a former director and officer of the Company and a shareholder of the Company, totaling the amount of $9,455 (2011- $12,700) for costs related to video production, equipment, advances for the payment of Company invoices and general administration expenses paid by Mr. Durward on behalf of the Company. The Company did not make any cash payments to Mr. Durward, leaving the amount of $14,512 due and owing to Mr. Durward as accounts payable – related party as at July 31, 2012.

During the three month period ended July 31, 2012, the Company received funds in the amount of $5,977 (CAD$6,000) from a shareholder of the Company. The Company did not make any cash payments, leaving the amount of $5,977 due and owing to the shareholder as loan payable – related parties as at July 31, 2012.

The above transactions were in the normal course of operations and were recorded at the exchange value which was the amount of consideration established and agreed to by the related parties. The amounts due to directors and a company controlled by a director are unsecured and without interest.  The amounts will be paid in the normal course of operations.

PROPOSED TRANSACTIONS

As at the date of this filing the Company is continuing to pursue its original business plan, and is reviewing other potential acquisitions.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE THREE MONTHS ENDED JULY 31, 2012 and 2011

CRITICAL ACCOUNTING ESTIMATES

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the Notes to our Financial Statements.

CHANGE IN ACCOUNTING POLICIES AND ADOPITON OF NEW ACCOUNTING STANDARDS

There are no new pronouncements that have current application to the Company, or may be applicable to the Company's future financial reporting.

RISK MANAGEMENT, CAPITAL MANAGEMENT AND FINANCIAL INSTRUMENTS

The Company manages its capital structure and makes adjustments to it based on the funds available to the Company in order to support future business opportunities. The Company defines its capital as shareholders’ equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to manage its capital to be able to sustain the future development of the Company’s business.

The Company currently has no source of revenues, and therefore is dependent upon external financings to fund activities. In order to carry future projects and pay for administrative costs, the Company will spend its existing working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the fiscal year ended April 30, 2012, and during the period covered by this report. The Company is not subject to externally imposed capital requirements.

The Company classified its cash and cash equivalents as financial assets at fair value through profit or loss; accounts receivable as loans and receivables; and accounts payable and due to related parties as other financial liabilities. The carrying values of accounts receivable, accounts payable, and due to related parties approximate their fair values due to the short term to maturity of these financial instruments.

DISCLOSURE CONTROLS AND PROCEDURES

The Company follows requirements as set out under MI 51-105 and therefore follows the requirements as set out for Venture Issuers, and is exempt from certifying disclosure controls and procedures as well as internal controls over financial reporting. The Company currently files basic certificates which do not include assessments relating to establishment and maintenance of disclosure controls and procedures as defined under National Instrument 52-109.

Additional information about the Company may be obtained by viewing the Company’s Issuer Profile on SEDAR at www.sedar.com or at www.sec.gov